Exhibit 10.12

Execution Version

[*] Certain information in this document has been omitted from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

This Indemnification and Hold Harmless Agreement (“Agreement”) is made as of the 31st day of December, 2020, between OPAL Fuels LLC (“OPAL”) and Fortistar LLC (“Fortistar”, collectively, the “Parties”).

WHEREAS, OPAL or its direct or indirect subsidiaries have entered into various agreements or :financing arrangements; and

WHEREAS, those agreements or financing arrangements required Fortistar to provide credit support in the form of a guaranty (including of payment and/or performance), indemnity, letter of credit, equity commitment, or other form of agreement for the benefit of one or more third parties guaranteeing the payment or repayment of indebtedness, liabilities and obligations of OPAL or a direct or indirect subsidiary (the “Guaranties”, each a “Guaranty”); and

WHEREAS, Fortistar entered into those Guaranties set forth on Exhibit A hereto for the benefit of OPAL or its direct and indirect subsidiaries; and

WHEREAS, Fortistar may provide Guaranties in the future on behalf of OPAL or its direct or indirect subsidiaries.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for such other consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. OPAL on behalf of itself or any of its direct or indirect subsidiaries shall use its best efforts to repay and perform all of its outstanding liabilities and obligations.

2. OPAL shall indemnify and hold harmless Fortistar from and against any and all payments, commitments, liabilities, losses, damages, expenses and costs of whatsoever nature by reason of or arising out of any Guaranty set forth on Exhibit A hereto and any Guaranty that Fortistar may in the future so provide, including all reasonable legal fees and costs in connection therewith.

3. This Agreement shall remain in effect until the satisfaction of any and all obligations of Fortistar under the Guaranties.

4. This Agreement shall not be assigned or otherwise delegated by OPAL without the prior written consent of Fortistar, which it may grant or deny in its sole discretion.

5. This Agreement shall be governed by the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

OPAL Fuels LLC		Fortistar LLC

By:	/s/ Ann Anthony	By:
Name:	Ann Anthony	Name:
Title:	CFO	Title:

[Signature Page of Indemnification and Hold Harmless Agreement]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

OPAL Fuels LLC	Fortistar LLC

By:	By:	/s/ Scott Contino
Name:	Name:	Scott Contino
Title:	Title:	Chief Financial Officer

[Signature Page of Indemnification and Hold Harmless Agreement]

Exhibit A

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SCHEDULE 1

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SCHEDULE 2

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